Exhibit 10.6

EXECUTION VERSION

AMENDED AND RESTATED STOCK RESTRICTION AGREEMENT

THIS AGREEMENT is made and entered into as of October 5, 2016, by and among SCHNEIDER NATIONAL, INC., a Wisconsin corporation (the “Corporation”), Thomas A. Gannon and Joan D. Klimpel, Trustees of the DONALD J. SCHNEIDER CHILDRENS TRUST #1 and the DONALD J. SCHNEIDER CHILDRENS TRUST #2, each created under the DONALD J. SCHNEIDER CHILDRENS TRUST dated February 8, 1991 (each a “Childrens Trust” or a “Shareholder”), Joan D. Klimpel and Mary P. DePrey, Trustees of the DONALD J. SCHNEIDER 2000 TRUST f/b/o Mary P. DePrey (the “2000 DePrey Trust”), Joan D. Klimpel and Therese A. Koller, Trustees of the DONALD J. SCHNEIDER 2000 TRUST f/b/o Therese A. Koller (the “2000 Koller Trust”), Joan D. Klimpel and Paul J. Schneider, Trustees of the DONALD J. SCHNEIDER 2000 TRUST f/b/o Paul J. Schneider (the “2000 P. Schneider Trust”), Joan D. Klimpel and Thomas J. Schneider, Trustees of the DONALD J. SCHNEIDER 2000 TRUST f/b/o Thomas J. Schneider (the “2000 T. Schneider Trust”), Joan D. Klimpel and Kathleen M. Zimmermann, Trustees of the DONALD J. SCHNEIDER 2000 TRUST f/b/o Kathleen M. Zimmermann (the “2000 Zimmermann Trust,” and each of the 2000 DePrey Trust, the 2000 Koller Trust, the 2000 P. Schneider Trust, the 2000 T. Schneider Trust, and the 2000 Zimmermann Trust, a “2000 Trust” or a “Shareholder”), Joan D. Klimpel, Trustee of the PAUL J. SCHNEIDER 2011 TRUST (the “P. Schneider 2011 Trust”) and Joan D. Klimpel, Trustee of the MARY P. DEPREY 2011 TRUST (the “DePrey 2011 Trust,” and each of the P. Schneider 2011 Trust and the DePrey 2011 Trust, a “2011 Trust” or a “Shareholder”).

W I T N E S S E T H:

WHEREAS, the DONALD J. SCHNEIDER 1991 TRUST u/a/d February 8, 1991, an original party to the Stock Restriction Agreement made and entered into as of August 10, 1995, was merged with and into the DONALD J. SCHNEIDER CHILDRENS TRUST #2 c/u the DONALD J. SCHNEIDER CHILDRENS TRUST u/a/d February 8, 1991 effective as of December 10, 2002;

WHEREAS, the DONALD J. SCHNEIDER 1995 TRUST u/a/d August 9, 1995, an original party to the Stock Restriction Agreement made and entered into as of August 10, 1995, was merged with and into the DONALD J. SCHNEIDER 2000 TRUST u/a/d February 15, 2000, as indicated in the First Amendment to the Stock Restriction Agreement effective as of December 10, 2002;

WHEREAS, the DONALD J. SCHNEIDER 2000 TRUST, a party to the First Amendment to the Stock Restriction Agreement effective as of December 10, 2002, was divided into the 2000 DePrey Trust, the 2000 Koller Trust, the 2000 P. Schneider Trust, the 2000 T. Schneider Trust and the 2000 Zimmermann Trust effective December 1, 2010;

WHEREAS, the 2011 Trusts are “Permitted Transferees” under the Stock Restriction Agreement made and entered into as of August 10, 1995, as amended;

WHEREAS, each of the Childrens Trusts and the 2000 Trusts are parties to the Amended and Restated 1995 Schneider National, Inc. Voting Trust Agreement and Voting Agreement (the “1995 Voting Trust”), pursuant to which each of them holds one or more trust certificates issued in accordance with the 1995 Voting Trust (“Trust Certificates”) evidencing shares of beneficial interest in the 1995 Voting Trust equal to the number of shares of the $0.005 par value voting Class A Common Stock of the Corporation (“Class A Common Stock”) assigned and delivered by such Shareholder to the 1995 Voting Trust (the “Shares”);

WHEREAS, some, but not all, of the Shareholders are owners of shares of the $0.005 par value nonvoting Class B Common Stock of the Corporation (“Class B Common Stock”);

WHEREAS, the parties desire to amend and restate the Stock Restriction Agreement made and entered into as of August 10, 1995, and amended as of December 10, 2002, to, among other things, eliminate certain rights of each Shareholder to put Class A Common Stock to the Corporation following the death of a beneficiary of the Shareholder, certain rights of the Corporation to repurchase Class A Common Stock and to provide that this Agreement shall not apply to any Class B Common Stock now owned or hereafter acquired by the Shareholders; and

WHEREAS, pursuant to the Agreement to Divide the DONALD J. SCHNEIDER CHILDRENS TRUST #1 and the DONALD J. SCHNEIDER CHILDRENS TRUST #2 created under the DONALD J. SCHNEIDER CHILDRENS TRUST, upon closing of the IPO (as defined in Section 9.1, below), each of the ten trusts to be created pursuant to such Agreement to Divide will become parties to this Agreement and, accordingly, in anticipation of the creation of such trusts, those individuals who will act as the trustees of such trusts desire to acknowledge the provisions of this Agreement and consent to be bound by its provisions at the time of such division.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein set forth, the parties mutually covenant and agree as follows:

ARTICLE I

Transferability of Trust Certificates

1.1. Limitations on Transfers of Trust Certificates. No Shareholder shall, whether during his or her lifetime, during its existence, upon his or her death or upon its termination, sell, transfer, give, assign, bequeath, pledge or otherwise encumber or divest himself, herself or itself of ownership or control of all or any portion of the Trust Certificates, or any interests therein, which he, she or it now owns or hereafter may acquire, whether voluntarily or by operation of law (the foregoing transactions are hereinafter referred to individually as a “transfer” and collectively as “transfers”), except in accordance with the terms of this Agreement.

1.2. Transfers of Trust Certificates to Permitted Shareholders. A Shareholder may transfer during his or her lifetime or during its existence or upon his or her death or upon its termination any or all of his, her or its Trust Certificates, or any interests therein, to one or more members of a group (“Permitted Shareholders”) consisting of: (a) Patricia Schneider and the issue of Donald J. Schneider; (b) a trust or estate of which one or more persons described in clause (a), above, are the primary beneficiaries and the only beneficiaries who may receive distributions of Trust Certificates, or any interests therein, ignoring for this purpose beneficiaries whose possibility of receiving Trust Certificates, or any interests therein, is so remote as to be negligible (e.g., contingent beneficiaries who receive if there are no living issue of Donald J.

Schneider) provided if such beneficiaries are not Permitted Shareholders and receive Trust Certificates, or any interest therein such transfer will be deemed a transfer under Section 1.3, below; (c) an irrevocable trust of which the spouse of issue of Donald J. Schneider is the sole beneficiary, is entitled to receive all of the income and is under no circumstances entitled to a distribution of Trust Certificates, or any interests therein, and upon the death of such spouse, the disposition of the Trust Certificates satisfies the requirements of clause (a) or (b), above, or clause (d), below; and (d) any entity which is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or any appropriate successor thereto, and which has been created by one or more persons or entities described in clauses (a), (b) and/or (c), above, so long as such entity is controlled by persons or entities described in clauses (a), (b) and/or (c), above; provided, however, that, before any such transfer may be made, the following conditions to such proposed transfer shall be satisfied: (i) the transferee shall agree in writing that such Trust Certificates, or interests therein, shall be held subject to all of the terms and conditions of this Agreement and that the transferee shall be bound by this Agreement to the same extent as if the transferee were an original party hereto; and (ii) if the proposed transfer is to a trust and if all trustees of such trust are not issue of Donald J. Schneider, the Board of Directors of the Corporation shall approve of the trustees in writing. Upon completion of a transfer to a Permitted Shareholder as described herein, the Permitted Shareholder shall become a Shareholder for all purposes of this Agreement; provided, however, that if such Shareholder is a trust described in clause (b) or (c), above, at any time there is a change in the identity of the trustees of such trust, the successor trustee(s) of such trust must be approved by the Board of Directors of the Corporation in writing if all of such successor trustees are not issue of Donald J. Schneider; and provided, further, that if such Shareholder is an entity described in clause (d), above, on or before December 31 of each calendar year, or at any time upon the request of the Corporation, such entity must provide the Corporation with written documentation showing such entity continues to be controlled by persons or entities described in clauses (a), (b) and/or (c), above. If a trust fails to secure any necessary approval of its successor trustees or if an entity fails to provide necessary written documentation regarding its control, such trust or entity shall no longer be a Shareholder for purposes of this Agreement and all Trust Certificates, or interests therein, held by such trust or entity shall immediately be subject to the provisions of Section 1.3, below, as if there had been a transfer to an individual or entity who is not a Permitted Shareholder. For purposes hereof, a corporation or other enterprise shall be presumed to be “controlled,” and “control” shall be presumed to be possessed, by such persons who, directly or indirectly, own or control a majority of the stock or other voting securities entitled to vote in the election of directors of such corporation or the election of other designation of such other persons or body having the authority to direct the business and affairs of such other enterprise.

1.3. All Other Transfers of Trust Certificates. In the event a Shareholder transfers Trust Certificates, or any interests therein, whether directly or indirectly, to an individual or entity who is not a Permitted Shareholder under Section 1.2, above, or in a manner not otherwise permitted under any other provision of this Agreement, the shares of Class A Common Stock represented by such Trust Certificates, or interests therein, shall be distributed from the 1995 Voting Trust to the transferee (and, in accordance with the Amended and Restated Articles of Incorporation of the Corporation, be converted into shares of Class B Common Stock) subject to the conditions set forth below. Any transfer of Trust Certificates as contemplated by this Section 1.3 shall not be effective until proper notice has been given by the transferring Shareholder to the trustees of the 1995 Voting Trust in accordance with Section 9.3, below. Following receipt of such notice, upon surrender of the Trust Certificates (to the extent they are in certificated form) so transferred to the trustees of the 1995 Voting Trust, the trustees shall cause the shares of Class A Common Stock represented by such Trust Certificates to be distributed from the 1995 Voting Trust to the transferee (and, in accordance with the Amended and Restated Articles of Incorporation of the Corporation, such Shares shall be converted into shares of Class B Common Stock) and such Trust Certificates shall be canceled. Until such Trust Certificates are surrendered, the transferor shall be treated as the holder of the Trust Certificates for all purposes hereunder, and with respect to the transferee, such transferee shall neither be deemed a holder of Trust Certificates nor a Shareholder under this Agreement.

1.4. Emergency Withdrawal Right. Each Shareholder shall have the right on one or more occasions from time to time pursuant to this Section 1.4 to request a withdrawal (the “Emergency Withdrawal Right”), for such Shareholder or for distribution to a beneficiary of such Shareholder, from the 1995 Voting Trust of up to the Number of Emergency Shares (as defined below). The Emergency Withdrawal Right request shall only be made by a Shareholder if, and at the time, there is an Emergency Need (as defined below), and shall be made by written request to the trustees of the 1995 Voting Trust specifying the circumstances which constitute the Emergency Need and the Shares required to alleviate such Emergency Need. The trustees of the 1995 Voting Trust shall determine whether there exists an Emergency Need and the Shares required to alleviate same, and shall upon surrender of Trust Certificates by the Shareholder to such trustees, distribute to the Shareholder that number of shares of Class A Common Stock represented by such Trust Certificates required to satisfy such Emergency Need (and, in accordance with the Amended and Restated Articles of Incorporation of the Corporation, be converted into shares of Class B Common Stock) and issue a replacement Trust Certificate to the Shareholder representing the Shareholder’s beneficial interest in the reduced number of shares of Class A Common Stock, if any. The trustees of the 1995 Voting Trust shall have no obligation to confirm that the shares of Class B Common Stock received by a Shareholder pursuant to this Section 1.4 are later sold or that sale proceeds are used to alleviate the Emergency Need. “Emergency Need” shall mean an immediate financial need of a Shareholder (including for this purpose a beneficiary of a Shareholder if such Shareholder is a trust or estate) attributable to expenses incurred or necessary to (i) obtain medical care; (ii) purchase a principal residence commensurate with the then standard of living of such Shareholder; (iii) pay tuition and related expenses for the cost of post-secondary education of issue of Donald J. Schneider or for spouses of issue of Donald J. Schneider for any twelve (12) month period; provided, however, that if the Shareholder is a trust and such spouses are not beneficiaries of the trust, only if providing for such spouses is determined to benefit issue of Donald J. Schneider who are beneficiaries of the trust; (iv) replace income lost by reason of the permanent disability of issue of Donald J. Schneider or the death or permanent disability of spouses of such issue; provided, however, that if the Shareholder is a trust and such spouses are not beneficiaries of the trust, only if replacing income of such spouses is determined to benefit issue of Donald J. Schneider who are beneficiaries of the trust; or (v) provide funds for any other emergency financial need of issue of Donald J. Schneider other than the payment of daily living expenses. “Number of Emergency Shares” means the number of Shares owned by such Shareholder are required to alleviate the Emergency Need.

1.5. Estate Withdrawal Rights.

1.5.1. Initial Estate Withdrawal Right. In the event the value of any Shares are included for estate tax purposes in the estate of issue of Donald J. Schneider, regardless of whether the Trust Certificates evidencing ownership of such Shares are held individually or in trust, or in the estate of the spouse of issue of Donald J. Schneider upon the death of such spouse who is a beneficiary of a trust described in clause (c) of Section 1.2, above, the Personal Representative of the estate of such deceased individual may make a written demand, if the deceased individual held the Trust Certificates evidencing ownership of such Shares, or may direct the trustees of the trust holding the Trust Certificates evidencing ownership of such Shares to make a written demand, for the withdrawal of Shares from the 1995 Voting Trust for distribution to the estate of the deceased individual or to the trust for further distribution to the estate of the deceased individual, as the case may be, (the “Initial Estate Withdrawal Right”) in an amount not to exceed the Maximum Number of Initial Shares (as defined below). The “Maximum Number of Initial Shares” shall mean such number of Shares which are reasonably expected to generate net cash proceeds upon sale equal to the aggregate Federal Estate Tax, state estate tax and administration expenses attributable to the Shares included in the estate of the deceased individual (“Estate Taxes and Expenses”). Such written demand shall be delivered to the trustees of the 1995 Voting Trust, specify the aggregate Estate Taxes and Expenses attributable to the Shares included in the estate of the deceased individual and be given at any time within the period commencing on the date of death of such deceased individual and ending on the due date for filing the Federal Estate Tax Return, including extensions, of such deceased individual; provided, however, that if the Trust Certificates evidencing ownership of the Shares so included are held by more than one titleholder (e.g., more than one trust for the benefit of the deceased individual), except as may otherwise be permitted under the terms of any operative trust agreement, the maximum number of Shares that may be withdrawn by each titleholder shall be proportionate, determined by reference to the total number of Shares so included in the estate of such deceased individual and held by each such titleholder to the total number of Shares so included in the estate of such deceased individual. The Initial Estate Withdrawal Right may be exercised more than one time within such period; provided, however, that the total number of Shares withdrawn during such period may not exceed the Maximum Number of Initial Shares. Following receipt of the written demand and upon surrender of Trust Certificates by the Shareholder to the trustees of the 1995 Voting Trust, such trustees shall distribute to the Shareholder the Maximum Number of Initial Shares represented by such Trust Certificates (which shall, in accordance with the Amended and Restated Articles of Incorporation of the Corporation, be converted into shares of Class B Common Stock) and issue a replacement Trust Certificate to the Shareholder representing the Shareholder’s beneficial interest in the reduced number of shares of Class A Common Stock, if any. The trustees of the 1995 Voting Trust shall have no obligation to confirm that the shares of Class B Common Stock received by a Shareholder pursuant to this Section 1.5.1 are later sold or that sale proceeds are used to fund Estate Taxes and Expenses.

1.5.2. Additional Estate Withdrawal Right. If it is determined that additional Estate Taxes and Expenses are due or payable as a result of Shares being included in the estate of the deceased individual as set forth in Section 1.5.1, above, after the Initial Estate Withdrawal Right, the Personal Representative of the estate of such deceased individual making the Initial Estate Withdrawal Right may make an additional written demand if the deceased individual held the

Trust Certificates evidencing ownership of such Shares, or may direct the trustees of the trust holding the Trust Certificates evidencing ownership of such Shares to make an additional written demand for the withdrawal of Shares from the 1995 Voting Trust for distribution to the estate of the deceased individual or to the trust for further distribution to the estate of the deceased individual, as the case may be (the “Additional Estate Withdrawal Right”) in an amount not to exceed the Maximum Number of Additional Shares (as defined below). The “Maximum Number of Additional Shares” shall mean such number of Shares which are reasonably expected to generate net cash proceeds upon sale equal to the aggregate additional Estate Taxes and Expenses attributable to the shares of Class A Common Stock included in the estate of the deceased individual. Such demand must be made in the same manner as described in Section 1.5.1, above, and must be given at any time within ninety (90) days of the period commencing on the date such additional Estate Taxes and Expenses are determined to be due or payable. Following receipt of the additional written demand and upon surrender of Trust Certificates by the Shareholder to the trustees of the 1995 Voting Trust, such trustees shall distribute to the Shareholder the Maximum Number of Additional Shares represented by such Trust Certificates (which shall, in accordance with the Amended and Restated Articles of Incorporation of the Corporation, be converted into shares of Class B Common Stock) and issue a replacement Trust Certificate to the Shareholder representing the Shareholder’s beneficial interest in the reduced number of shares of Class A Common Stock, if any. The trustees of the 1995 Voting Trust shall have no obligation to confirm that the shares of Class B Common Stock received by a Shareholder pursuant to this Section 1.5.2 are later sold or that sale proceeds are used to fund additional Estate Taxes and Expenses.

1.5.3. Limitations on Estate Withdrawal Rights. Section 2207 of the Code grants rights to the Personal Representative of a deceased individual’s estate to recover Federal Estate Tax paid, applicable state law may grant rights to the Personal Representative of a deceased individual’s estate to recover state estate tax paid, and operative trust agreements may grant rights to the Personal Representative of a deceased individual’s estate to withdraw assets for purposes of paying Estate Taxes and Expenses. The rights granted in this Article are not intended to modify or amend in any way any of the terms and conditions of any irrevocable trust.

ARTICLE II

Marital Ownership and Rights to Purchase Trust Certificate Interests

2.1. Ownership of Trust Certificates During Marriage. In the event the Corporation, a Shareholder or the spouse of such Shareholder (the “Shareholder Spouse”), petitions a court having jurisdiction for an order to determine the classification of the Trust Certificates held by such Shareholder under the provisions of any applicable marital or community property laws, and if the court order provides that the Shareholder Spouse has a marital or community property interest in the Trust Certificates, no transfer of the Trust Certificates shall be deemed to occur under Section 1.3, above, so long as the Trust Certificates remain titled in the name of the Shareholder, the Shareholder has all power under applicable law to manage and control the Trust Certificates and both the Shareholder and the Shareholder Spouse are living. If during the lifetimes of the Shareholder and the Shareholder Spouse, title to such Trust Certificates, or any portion thereof, is requested, pursuant to a court order, to include the Shareholder Spouse or if the Shareholder no longer has all power under applicable law to manage and control the Trust Certificates, the Shareholder shall have the right and option, exercisable as provided below in this Section 2.1, to purchase from the Shareholder Spouse his or her community or marital property interest in such Trust Certificates, or interests therein, at a price equal to the Fair Market Value per Share as of the Relevant Valuation Date, determined under Article IV, below, multiplied by the number of shares of beneficial interest represented by such Trust Certificates. The closing of the sale and the terms and conditions pursuant to which such purchase price shall be payable shall be as set forth in the applicable provisions of Article V, below. Such option shall be exercisable by written notice from the Shareholder to the Shareholder Spouse which specifies the Trust Certificates, or interests therein, which the Shareholder elects to purchase and which is given at any time within one hundred eighty (180) days of the date title to such Trust Certificates, or any portion thereof, is required to be changed, pursuant to a court order, to include the Shareholder Spouse or the date the Shareholder no longer has all power under applicable law to manage and control the Trust Certificates. Any Trust Certificates, or interests therein, not purchased by the Shareholder pursuant to this Section 2.1 shall be deemed to be transferred by such Shareholder under Section 1.3, above, and the provisions of such Section shall apply.

2.2. Death of a Shareholder’s Spouse. If the spouse of a Shareholder dies and, as a result of such death, title to or ownership of any Trust Certificates, or interests therein, to be transferred to or confirmed in any person other than the Shareholder, the Shareholder shall have the right and option, exercisable as provided below in this Section 2.2, to purchase from the owner or owners thereof, from whom title is to be transferred, any or all of the Trust Certificates, or interests therein, to be transferred to or confirmed in such other persons at a price equal to the Fair Market Value per Share as of the Relevant Valuation Date determined under Article IV, below, multiplied by the number of shares of beneficial interest represented by such Trust Certificates. The closing of the sale and the terms and conditions pursuant to which such purchase price shall be payable shall be as set forth in the applicable provisions of Article V, below. Such option shall be exercisable by written notice from the Shareholder to such owner or owners which specifies the Trust Certificates, or interests therein, which the Shareholder elects to purchase and which is given at any time within three hundred sixty (360) days after the date of death of the spouse of the Shareholder giving rise to such option; provided, however, that if, as a result of the death of the spouse of the Shareholder, a petition for determination of the classification of the Trust Certificates is filed in a court of competent jurisdiction within the three hundred sixty (360) day period which commences on the day after the date of such death, then such period shall be extended until the end of the ninety (90) day period which commences after the day on which a “final” determination of such classification has been made. For purposes hereof, a determination of classification shall be considered “final” when the same has been made by a court of competent jurisdiction, the time for appeal of the court’s decision has lapsed and no appeal has been taken. Any Trust Certificates, or interests therein, not purchased by the Shareholder pursuant to this Section 2.2 shall be deemed to be transferred by such Shareholder under Section 1.3, above, and the provisions of such Section shall apply.

2.3. Dissolution of Marriage. If the marriage of a Shareholder is dissolved and, as a result of such dissolution of marriage, title to or ownership of any Trust Certificates, or interests therein, to be transferred to or confirmed in any person other than the Shareholder, the Shareholder shall have the right and option, exercisable as provided below in this Section 2.3, to purchase from the owner or owners thereof, from whom title is to be transferred, any or all of the Trust Certificates, or interests therein, to be transferred to or confirmed in such other persons at a price equal to the Fair Market Value per Share as of the Relevant Valuation Date determined under Article IV, below, multiplied by the number of shares of beneficial interest represented by such Trust Certificates. The closing of the sale and the terms and conditions pursuant to which such purchase price shall be payable shall be as set forth in the applicable provisions of Article V, below. Such option shall be exercisable by written notice from the Shareholder to such owner or owners which specifies the Trust Certificates, or interests therein, which the Shareholder elects to purchase and which is given at any time within ninety (90) days after the day on which the “final” order, judgment or decree determining the rights, if any, of the Shareholder’s spouse in the Trust Certificates, or interests therein, is entered. For purposes hereof, the order shall be considered “final” when the same has been made by a court of competent jurisdiction, the time for appeal of the court’s decision has lapsed and no appeal has been taken. Any Trust Certificates, or interests therein, not purchased by the Shareholder pursuant to this Section 2.3 shall be deemed to be transferred by such Shareholder under Section 1.3, above, and the provisions of such Section shall apply.

2.4. Shareholder to Exercise Rights. During any period when an option exists for the Shareholder under Section 2.1, 2.2 or 2.3, above, and any period thereafter the Shareholder shall continue to have and exercise all rights with respect to the Trust Certificates, or interests therein, until such Trust Certificates are transferred in accordance with Section 2.1, 2.2 or 2.3, above.

ARTICLE III

Class B Common Stock

This Agreement shall not apply to any shares of Class B Common Stock now owned or hereafter acquired by the Shareholders.

ARTICLE IV

Determination of Fair Market Value

4.1. The “Relevant Valuation Date”. For purposes of this Agreement, the “Relevant Valuation Date” shall mean the date prior to (a) the deemed date of transfer to the Shareholder Spouse under Section 2.1, above, (b) the date of death of the Shareholder’s spouse under Section 2.2, above, or (c) the date of the final order, judgment or decree in the event of dissolution of marriage under Section 2.3, above.

4.2. Fair Market Value. The “Fair Market Value per Share” as of any date shall mean the closing sale price of a share of Class B Common Stock on the [insert name of stock exchange] on such date (or if the Class B Common Stock is not then traded on the [insert name of stock exchange] the closing price on such other exchange or inter-dealer quotation system on which the Class B Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on such date. If a Share is not susceptible of valuation by the foregoing method, “Fair Market Value per Share” as of any date shall mean the price at which a willing buyer and a willing seller, with neither under compulsion to act, would buy and sell the Shares subject to purchase hereunder, assuming the continuation of the Corporation as a going concern, as determined by an independent appraiser experienced in valuations of privately held businesses who is selected by the Corporation after the date of the notice of the exercise of the option provided hereunder with respect to which such value is to be determined (the

“Appraiser”). In addition, in determining the Fair Market Value per Share, the Appraiser shall apply any appropriate minority, marketability or other discounts. For the purposes of this Agreement, the determination of the Appraiser shall be conclusive and binding on all parties concerned. The Appraiser shall finish the appraisal performed pursuant hereto and shall deliver its written report to the Corporation and the parties to the transfer or the parties exercising the withdrawal right as soon as practicable, but not later than on the seventy-fifth (75th) day after the date of the notice of such exercise of such option or demand for withdrawal. The parties to the transfer or the parties exercising the withdrawal right shall bear the entire cost of each appraisal performed pursuant hereto.

ARTICLE V

Closing and Payment of Purchase Price

5.1.    Time and Place of Closing. The closing of any purchase pursuant to Article II, above, shall occur at such place and at such time upon which the Shareholder and the seller(s) in such transaction shall agree.

5.2.    Payment of Purchase Price. The purchase price for the Trust Certificate(s), or any interests therein, subject to purchase hereunder shall be paid in ten (10) equal, consecutive annual installments, with the first such installment payable at the closing of such purchase and the succeeding installments payable on each anniversary date of such closing thereafter, evidenced by a promissory note bearing interest at the prime rate published by the Wall Street Journal or other authoritative source (the “Prime Rate”) on the closing date of such purchase, which rate shall be adjusted to the Prime Rate on each anniversary of such closing date thereafter or upon such other terms as deemed appropriate by the seller and the purchasing Shareholder.

ARTICLE VI

Legend

Upon the execution of this Agreement, the Shareholders shall surrender to the trustees of the 1995 Voting Trust all Trust Certificates currently held by them. The trustees of the 1995 Voting Trust shall reissue such Trust Certificates to the Shareholders in accordance with the 1995 Voting Trust. Each Trust Certificate shall be marked with the following legend:

THE SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OR OTHER DISPOSITION OF SUCH SHARES BENEFICIAL INTEREST MAY BE MADE EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. REFERENCE IS ALSO MADE TO THE AMENDED AND RESTATED STOCK RESTRICTION AGREEMENT MADE AND ENTERED INTO AS OF OCTOBER 5, 2016 AND THE AMENDED AND RESTATED 1995 SCHNEIDER NATIONAL, INC. VOTING TRUST AGREEMENT AND VOTING AGREEMENT TO WHICH THE HOLDER HEREOF SHOULD REFER FOR ADDITIONAL RESTRICTIONS ON THE DISPOSITION OF THE SHARES OF BENEFICIAL INTEREST REPRESENTED

HEREBY. A COPY OF SUCH AGREEMENTS AND ALL AMENDMENTS, IF ANY, THERETO ARE ON FILE IN THE OFFICE OF THE SECRETARY OF SCHNEIDER NATIONAL, INC.

Likewise, the Corporation shall place such legend upon any Trust Certificate evidencing ownership of Shares which it may hereafter issue in the name of a Shareholder or in the name of any person or entity to whom Trust Certificates are transferred or issued in accordance with the provisions hereof.

ARTICLE VII

Specific Performance

The parties declare that it may be impossible to measure in money the damages which will accrue to any party hereto by reason of a failure to perform any of the obligations under this Agreement and agree that this Agreement shall be specifically enforced. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense which such party has or may have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

ARTICLE VIII

Termination

This Agreement automatically shall terminate upon the termination of the 1995 Voting Trust, as from time to time may be amended. The termination of this Agreement shall not extinguish or otherwise diminish or modify the rights of any Shareholder to any payments which rights may have arisen or accrued hereunder before such termination.

ARTICLE IX

Miscellaneous

9.1. Effective Time. This Agreement shall be effective immediately prior to the time at which the Corporation enters into an underwriting agreement relating to the initial public offering of the Corporation’s Class B Common Stock (the “IPO”); provided, however, that in the event the initial public offering of the Corporation’s Class B Common Stock contemplated by such agreement does not close, then this Agreement shall be of no further force and effect and the parties hereto shall remain subject to the Stock Restriction Agreement dated as of August 10, 1995, as amended as of December 10, 2002, as if this Agreement had never taken effect.

9.2. Additional Shares of Class A Common Stock. The provisions of this Agreement shall apply with respect to any additional shares of Class A Common Stock represented by a Trust Certificate which any Shareholder shall acquire, whether by purchase, gift, stock dividend, stock split, recapitalization, reorganization or any other means.

9.3. Notice; Manner of Giving Notice. Any notice, offer, acceptance or demand required or permitted to be given under this Agreement shall be sufficient if in writing and if hand delivered or sent by registered or certified mail or by Federal Express or other nationally recognized commercial delivery service, return receipt requested and postage or other fees prepaid, (i) if to a Shareholder, to the address of the Shareholder as such address shall appear on the records of the Corporation, (ii) if to a spouse of a Shareholder or the Personal Representative of the estate of any individual subject to the terms of this Agreement, the address of a spouse of a Shareholder or the Personal Representative of the estate of any individual subject to the terms of this Agreement, as such address shall appear on the records of the Corporation, or the legal residence or place of business of the Personal Representative of such spouse or estate and (iii) if to the trustees of the 1995 Voting Trust, to such trustees in care of the Secretary of the Corporation to the address of the headquarters of the Corporation. Any notice, offer, acceptance or demand so delivered shall be deemed dated, given and received for all purposes of this Agreement on the day on which such notice, offer, acceptance or demand is hand delivered or on the second business day following the day on which such notice, offer, acceptance or demand is deposited in the mail or delivered to any such commercial delivery service as aforesaid.

9.4. Personal Representative. For purposes of this Agreement, the Personal Representative of an estate shall be that person or persons and/or corporation or corporations duly appointed by the court exercising jurisdiction over the administration of such estate in the state in which such deceased was domiciled at the time of his death. Any right, duty or obligation which devolves upon or inures to the benefit of any estate hereunder may be exercised by such Personal Representative, a special administrator of the decedent’s estate, the statutory executor of the decedent’s estate under the Code or a trustee or other distributee in possession of Trust Certificates evidencing ownership of Shares the value of which are included in the decedent’s estate for estate tax purposes.

9.5. Corporate Books and Records; Shareholder Status. The Corporation and the trustees of the 1995 Voting Trust may rely on the Corporation’s books and records, including any stock ledger, for purposes of determining the holders of Trust Certificates. Each Shareholder and Permitted Shareholder (so long as proper notice of a transfer of a Trust Certificate is furnished to the trustees of the 1995 Voting Trust in accordance with Section 9.3) shall be considered the sole owners or holders of Trust Certificates. Except as permitted by this Agreement, persons to whom Trust Certificates, or interests therein, have been transferred will not be entitled to hold or have Trust Certificates registered in their names and will not receive or be entitled to receive physical delivery of Trust Certificates.

9.6. Amendment. This Agreement may be amended only by the unanimous written agreement of the parties hereto.

9.7. Certain Definitions and Use of Words. The terms, “Share,” “Shares,” and “Stock” shall be deemed, wherever appropriate, to include additional share(s) of Class A Common Stock of the Corporation and its successors, if any, whose ownership is evidenced by the Trust Certificates referenced herein. The use of words of the masculine gender is intended to include, wherever appropriate, the feminine and/or neuter genders, and vice versa. The use of words of the singular is intended to include, wherever appropriate, the plural and vice versa.

9.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Shareholders and their transferee(s), and their respective legal representatives, heirs, beneficiaries, successors and assigns, and the Corporation and its successors and assigns.

9.9. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the full extent permissible under the laws and public policies of each jurisdiction in which enforcement thereof is sought. Therefore, the provisions of this Agreement shall be divisible, and if any term, provision or other portion of this Agreement shall be declared invalid or inoperative by a court having valid jurisdiction, then with respect to such adjudication (a) such determination by such court shall not impair the operation of, or have any other effect upon, such other terms, provisions or portions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and (b) such invalid terms, provisions and/or portions hereof shall be deemed not to be a part of this Agreement.

9.10. Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and all prior discussions, negotiations, agreements, correspondence and understandings concerning the subject matter hereof between the parties are merged herein and superseded hereby.

9.11. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin without regard to principles of conflict of laws thereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date first written above.

SCHNEIDER NATIONAL, INC.

By:	/s/ Christopher B. Lofgren
Christopher B. Lofgren, Chief Executive Officer

DONALD J. SCHNEIDER
CHILDRENS TRUST #1

By:	/s/ Thomas A. Gannon
Thomas A. Gannon, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

DONALD J. SCHNEIDER
CHILDRENS TRUST #2

By:	/s/ Thomas A. Gannon
Thomas A. Gannon, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

DONALD J. SCHNEIDER 2000 TRUST f/b/o MARY P. DEPREY

By:	/s/ Mary P. DePrey
Mary P. DePrey, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

DONALD J. SCHNEIDER 2000 TRUST f/b/o THERESE A. KOLLER

By:	/s/ Therese A. Koller
Therese A. Koller, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

DONALD J. SCHNEIDER 2000 TRUST f/b/o PAUL J. SCHNEIDER

By:	/s/ Paul J. Schneider
Paul J. Schneider, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

DONALD J. SCHNEIDER 2000 TRUST f/b/o THOMAS J. SCHNEIDER

By:	/s/ Thomas J. Schneider
Thomas J. Schneider, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

DONALD J. SCHNEIDER 2000 TRUST f/b/o KATHLEEN M. ZIMMERMANN

By:	/s/ Kathleen M. Zimmermann
Kathleen M. Zimmermann, Trustee

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

PAUL J. SCHNEIDER 2011 TRUST

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

MARY P. DEPREY 2011 TRUST

By:	/s/ Joan D. Klimpel
Joan D. Klimpel, Trustee

Acknowledgement and Agreement to be Bound

The following individuals who will act as trustees of the trusts set forth above their names acknowledge and agree to be bound by this Amended and Restated StockRestriction Agreement effective upon the divisions of the Childrens Trusts into such trusts.

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o MARY P. DEPREY

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o MARY P. DEPREY

By:	/s/ Mary P. DePrey
Mary P. DePrey

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o THERESE A. KOLLER

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o THERESE A. KOLLER

By:	/s/ Therese A. Koller
Therese A. Koller

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o PAUL J. SCHNEIDER

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o PAUL J. SCHNEIDER

By:	/s/ Paul J. Schneider
Paul J. Schneider

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o THOMAS J. SCHNEIDER

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o THOMAS J. SCHNEIDER

By:	/s/ Thomas J. Schneider
Thomas J. Schneider

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

DONALD J. SCHNEIDER CHILDRENS TRUST #1 f/b/o KATHLEEN M. ZIMMERMANN

DONALD J. SCHNEIDER CHILDRENS TRUST #2 f/b/o KATHLEEN M. ZIMMERMANN

By:	/s/ Kathleen M. Zimmermann
Kathleen M. Zimmermann

By:	/s/ Joan D. Klimpel
Joan D. Klimpel

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